UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2011

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 876-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                      Regulation FD Disclosure

On May 11, 2011, CSC is hosting an institutional investor meeting at the Waldorf-Astoria in New York, New York from 9:00 a.m. until 1:00 p.m. EST. Key members of CSC's executive leadership will discuss the company's strategic, operational and financial goals.

The meeting is being Webcast simultaneously through a link on the company's Web site at www.csc.com/investorrelations. Slides will be available on this Web site to accompany the discussion. Webcast participants will be in a listen-only mode. A replay will be available on the CSC Web site beginning at 4:00 p.m. EST on May 11, 2011.

The slide presentations of Michael W. Laphen, Chairman, President and Chief Executive Officer, and Michael J. Mancuso, Vice President and Chief Financial Officer are attached hereto as Exhibit 99.1.

The information included in this Current Report on Form 8-K, including the presentations attached as Exhibit 99.1, is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD.  This information is "furnished" and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits

Exhibit

99.1                        Slide Presentations (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                   COMPUTER SCIENCES CORPORATION

Date: May 11, 2011	By:	/s/ Donald G. DeBuck
Donald G. DeBuck
Vice President and Controller

EXHIBIT LIST

Exhibit

99.1                      Slide Presentations (furnished herewith).